                                                                  EXECUTION COPY

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                      AMENDED AND RESTATED TRUST AGREEMENT

                                      among

                  NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP,
                                  as Depositor

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                               as Property Trustee

                      CHASE BANK USA, NATIONAL ASSOCIATION,
                               as Delaware Trustee

                                       and

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
                           as Administrative Trustees

                                   ----------

                            Dated as of May 25, 2005

                                   ----------

                        NORTHSTAR REALTY FINANCE TRUST II

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                                    CONTENTS

CLAUSE                                                                      PAGE
                                                                            ----

   Section 2.2.     Office of the Delaware Trustee; Principal Place of
                       Business..........................................    11

   Section 2.3.     Initial Contribution of Trust Property; Fees, Costs

   Section 4.8.     Payments under Indenture or Pursuant to Direct

   Section 5.3.     Issuance of the Common Securities; Subscription and

   Section 5.7.     Registration of Transfer and Exchange of Preferred
                       Securities Certificates...........................    28

                                       i

                                    CONTENTS

CLAUSE                                                                      PAGE
                                                                            ----
   Section 5.8.     Mutilated, Destroyed, Lost or Stolen Securities

   Section 6.10.    Acceleration of Maturity; Rescission of Annulment;
                       Waivers of Past Defaults..........................    37

ARTICLE VII.    Representations and Warranties...........................    40

   Section 7.1.     Representations and Warranties of the Property

   Section 8.13.    Merger, Conversion, Consolidation or Succession to
                       Business..........................................    51

                                       ii

                                    CONTENTS

CLAUSE                                                                      PAGE
                                                                            ----
   Section 8.14.    Not Responsible for Recitals or Issuance of

   Section 9.5.     Mergers, Consolidations, Amalgamations or

Exhibit A    Certificate of Trust of NorthStar Realty Finance Trust II
Exhibit B    Form of Common Securities Certificate
Exhibit C    Form of Preferred Securities Certificate
Exhibit D    Junior Subordinated Indenture
Exhibit E    Form of Transferor Certificate to be Executed by Transferees
Exhibit F    Form of Officer's Financial Certificate of the Depositor

Schedule A   Calculation of LIBOR

                                       iii

     THIS AMENDED AND RESTATED TRUST AGREEMENT, dated as of May 25, 2005, among
(i) NorthStar Realty Finance Limited Partnership, a Delaware limited partnership
(including any successors or permitted assigns, the "Depositor"), (ii) JPMorgan
Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), (iii) Chase Bank USA,
National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) David T. Hamamoto, an individual,
Mark E. Chertok, an individual and Richard J. McCready, an individual, each of whose address is c/o NorthStar Realty Finance Limited Partnership, 527 Madison
Avenue, New York, New York 10022, as administrative trustees (in such capacities, each an "Administrative Trustee" and, collectively, the
"Administrative Trustees" and, together with the Property Trustee and the
Delaware Trustee, the "Trustees") and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

     WHEREAS, the Depositor and the Delaware Trustee have heretofore created a
Delaware statutory trust pursuant to the Delaware Statutory Trust Act by entering into a Trust Agreement, dated as of May 13, 2005 (the "Original Trust
Agreement"), and by executing and filing with the Secretary of State of the
State of Delaware the Certificate of Trust, substantially in the form attached as Exhibit A; and

     WHEREAS, the Depositor and the Trustees desire to amend and restate the
Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the
Trust pursuant to the Purchase Agreement and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in and to the Notes;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the
Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

     SECTION 1.1. Definitions.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article I have the meanings assigned to them in this Article I;

          (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (c) all accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

          (d) unless the context otherwise requires, any reference to an
     "Article", a "Section", a "Schedule" or an "Exhibit" refers to an Article, a Section, a Schedule or an Exhibit, as the case may be, of or to this
     Trust Agreement;

          (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

          (f) a reference to the singular includes the plural and vice versa;
     and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     "Act" has the meaning specified in Section 6.7.

     "Additional Interest" has the meaning specified in Section 1.1 of the
Indenture.

     "Additional Interest Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional
Interest paid by the Depositor on a Like Amount of Notes for such period.

     "Additional Taxes" has the meaning specified in Section 1.1 of the
Indenture.

     "Additional Tax Sums" has the meaning specified in Section 10.5 of the
Indenture.

     "Administrative Trustee" means each of the Persons identified as an
"Administrative Trustee" in the preamble to this Trust Agreement, solely in each such Person's capacity as Administrative Trustee of the Trust and not in such
Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,
"control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Depositary Procedures" means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Depositary for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                                        2

     "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises (i) judging such Person a bankrupt or insolvent, (ii)
          approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such
          Person under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property or
          (iv) ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" means all Federal and state bankruptcy, insolvency, reorganization and other similar laws, including the United States Bankruptcy
Code.

     "Book-Entry Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Depositary.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Corporate
Trust Office is closed for business.

     "Calculation Agent" has the meaning specified in Section 4.10.

     "Closing Date" has the meaning specified in the Purchase Agreement.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Trust

                                        3

Agreement such Commission is not existing and performing the duties assigned to it, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of
Common Securities, substantially in the form attached as Exhibit B.

     "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

     "Corporate Trust Office" means the principal office of the Property Trustee at which any particular time its corporate trust business shall be administered, which office at the date of this Trust Agreement is located at 600 Travis, 50th
Floor, Houston, Texas 77002, Attention: Institutional Trust Services-- NorthStar
Realty Finance Trust II.

     "Definitive Preferred Securities Certificates" means Preferred Securities issued in certificated, fully registered form that are not Global Preferred
Securities.

     "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware
Code, 12 Del. Code Section 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

     "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Depositor or any successor thereto. DTC will be the initial Depositary.

     "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Depositor" has the meaning specified in the preamble to this Trust
Agreement and any successors and permitted assigns.

     "Depositor Affiliate" has the meaning specified in Section 4.9.

     "Distribution Date" has the meaning specified in Section 4.1(a)(i).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "DTC" means The Depository Trust Company, a New York corporation, or any successor thereto.

                                        4

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the occurrence of a Note Event of Default; or

          (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of thirty (30) days; or

          (c) default by the Trust in the payment of any Redemption Price of any
          Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect of any covenant or warranty of the Trustees in this Trust Agreement
          (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of thirty (30)
          days after there has been given, by registered or certified mail, to the Trustees and to the Depositor by the Holders of at least twenty five percent (25%) in aggregate Liquidation Amount of the Outstanding
          Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property
          Trustee if a successor Property Trustee has not been appointed within ninety (90) days thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Extension Period" has the meaning specified in Section 4.1(a)(ii).

     "Extension Right" has the meaning specified in Section 4.1(a)(ii).

     "Fiscal Year" shall be the fiscal year of the Trust, which shall be the calendar year, or such other period as is required by the Code.

     "Fixed Rate Period" shall mean the period through the interest payment date in June 2015.

     "Global Preferred Security" means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

                                        5

     "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

     "Indemnified Person" has the meaning specified in Section 8.10(c).

     "Indenture" means the Junior Subordinated Indenture executed and delivered by the Depositor and the Note Trustee contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Notes, a copy of which is attached hereto as Exhibit D, as amended or supplemented from time to time.

     "Indenture Redemption Price" means the Optional Note Redemption Price or the Special Note Redemption Price, as applicable.

     "Interest Payment Date" has the meaning specified in Section 1.1 of the
Indenture.

     "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

     "Investment Company Event" has the meaning specified in Section 1.1 of the
Indenture.

     "LIBOR" has the meaning specified in Schedule A.

     "LIBOR Business Day" has the meaning specified in Schedule A.

     "LIBOR Determination Date" has the meaning specified in Schedule A.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of any Trust
Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed or paid at maturity in accordance with the Indenture, the proceeds of which will be used to pay the
Redemption Price of such Trust Securities, (b) with respect to a distribution of
Notes to Holders of Trust Securities in connection with a dissolution of the
Trust, Notes having a principal amount equal to the Liquidation Amount of the
Trust Securities of the Holder to whom such Notes are distributed and (c) with respect to any distribution of Additional Interest Amounts to Holders of Trust
Securities, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Liquidation Date" means the date on which assets are to be distributed to
Holders in accordance with Section 9.4(a) hereunder following dissolution of the
Trust.

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

                                        6

     "Majority in Liquidation Amount" means Common or Preferred Securities, as the case may be, representing more than fifty percent (50%) of the aggregate
Liquidation Amount of all (or a specified group of) then Outstanding Common or
Preferred Securities, as the case may be.

     "Note Event of Default" means any "Event of Default" specified in Section
5.1 of the Indenture.

     "Note Redemption Date" means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption of such Notes under the
Indenture.

     "Note Trustee" means the Person identified as the "Trustee" in the
Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

     "Notes" means the Depositor's Floating Rate Junior Subordinated Notes
issued pursuant to the Indenture.

     "Officers' Certificate" means a certificate signed by the Chief Executive
Officer, the President or an Executive Vice President, and by the Chief
Financial Officer, Treasurer or an Assistant Treasurer, of the Depositor, and
delivered to the Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement
(other than the certificate provided pursuant to Section 8.16 which is not an
Officers' Certificate) shall include:

          (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers'
          Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Operative Documents" means the Purchase Agreement, the Indenture, the
Trust Agreement, the Notes and the Trust Securities.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Depositor or any Affiliate of the Depositor.

                                        7

     "Optional Redemption Price" means, with respect to any Trust Security, an amount equal to one hundred percent (100%) of the Liquidation Amount of such
Trust Security on the Redemption Date, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, and/or accrued interest, including Additional Interest, if any, thereon paid by the
Depositor upon the concurrent redemption or payment at maturity of a Like Amount of Notes.

     "Optional Note Redemption Price" means, with respect to any Note to be redeemed on any Redemption Date under the Indenture, an amount equal to one hundred percent (100%) of the outstanding principal amount of such Note, together with accrued interest, including any Additional Interest (to the extent legally enforceable), thereon through but not including the date fixed as such
Redemption Date.

     "Original Issue Date" means the date of original issuance of the Trust
Securities.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding", when used with respect to any Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

          (b) Trust Securities for which payment or redemption money in the necessary amount has been theretofore deposited with the Property
          Trustee or any Paying Agent in trust for the Holders of such Trust
          Securities; provided, that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities that have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to the provisions of this Trust Agreement, unless proof satisfactory to the Property Trustee is presented that any such Trust
          Securities are held by Holders in whose hands such Trust Securities are valid, legal and binding obligations of the Trust;

provided, that in determining whether the Holders of the requisite Liquidation
Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred
Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor
or of any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (ii) the foregoing shall not apply at any time when all of the
Outstanding Preferred Securities are owned by the Depositor, one or more of the
Trustees and/or any such Affiliate. Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with

                                        8

respect to such Preferred Securities and that the pledgee is not the Depositor, any Trustee or any Affiliate of the Depositor or of any Trustee.

     "Owner" means each Person who is the beneficial owner of Book-Entry
Preferred Securities as reflected in the records of the Depositary or, if a
Depositary Participant is not the beneficial owner, then the beneficial owner as reflected in the records of the Depositary Participant.

     "Paying Agent" means any Person authorized by the Administrative Trustees to pay Distributions or other amounts in respect of any Trust Securities on behalf of the Trust.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Notes will be held and from which the
Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 3.1, 4.1 and 4.2.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

     "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit C.

     "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

     "Purchase Agreement" means the Purchase Agreement executed and delivered by the Trust, the Depositor and Merrill Lynch International, as purchaser, contemporaneously with the execution and delivery of this Trust Agreement, as amended from time to time.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

     "QP" means a "qualified purchaser" as defined in Section 2(a)(51) of the
Investment Company Act of 1940, as amended.

     "QIB/QP" means a QIB that is also a QP.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement;
provided, that each Note

                                        9

Redemption Date and the stated maturity (or any date of principal repayment upon early maturity) of the Notes shall be a Redemption Date for a Like Amount of
Trust Securities.

     "Redemption Price" means the Special Redemption Price or Optional
Redemption Price, as applicable. If the Depositor has redeemed the Notes at the
Special Note Redemption Price, the Trust shall redeem the Trust Securities at the Special Redemption Price. If the Depositor has redeemed the Notes at the
Optional Note Redemption Price, the Trust shall redeem the Trust Securities at the Optional Redemption Price.

     "Reference Banks" has the meaning specified in Schedule A.

     "Responsible Officer" means, with respect to the Property Trustee, the officer in the Institutional Trust Services department of the Property Trustee having direct responsibility for the administration of this Trust Agreement.

     "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

     "Securities Certificate" means any one of the Common Securities
Certificates or the Preferred Securities Certificates.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.7.

     "Special Redemption Price" means, with respect to any Trust Security, an amount equal to one hundred seven and one half percent (107.5%) of the
Liquidation Amount of such Trust Security on the Redemption Date, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, and/or accrued interest, including Additional
Interest, if any, thereon paid by the Depositor upon the concurrent redemption or payment at maturity of a Like Amount of Notes.

     "Special Note Redemption Price" means, with respect to any Note to be redeemed on any Redemption Date under the Indenture, an amount equal to one hundred seven and one half percent (107.5%) of the outstanding principal amount of such Note, together with accrued interest, including Additional Interest, thereon through but not including the date fixed as such Redemption Date.

     "Successor Securities" has the meaning specified in Section 9.5(a).

     "Tax Event" has the meaning specified in Section 1.1 of the Indenture.

     "Trust" means the Delaware statutory trust known as "NorthStar Realty
Finance Trust II," which was created on May 13, 2005 under the Delaware
Statutory Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

                                       10

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented from time to time in accordance with the applicable provisions hereof, including all Schedules and Exhibits.

     "Trustees" means the Administrative Trustees, the Property Trustee and the
Delaware Trustee, each as defined in this Article I.

     "Trust Property" means (a) the Notes, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

     "Trust Security" means any one of the Common Securities or the Preferred
Securities.

                                   ARTICLE II.

                                    THE TRUST

     SECTION 2.1. Name.

     The trust continued hereby shall be known as "NorthStar Realty Finance
Trust II", as such name may be modified from time to time by the Administrative
Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the
Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is Chase Bank
USA, National Association, 500 Stanton Christiana Road, Building 4 (3rd Floor),
Newark, DE 19713, Attention: Institutional Trust Services, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative
Trustees. The principal executive office of the Trust is 527 Madison Avenue, New
York, NY 10022, Attention: Richard J. McCready, as such address may be changed from time to time by the Administrative Trustees following written notice to the
Holders and the other Trustees.

     SECTION 2.3. Initial Contribution of Trust Property; Fees, Costs and
Expenses.

     The Property Trustee acknowledges receipt from the Depositor in connection with the Original Trust Agreement of the sum of ten dollars ($10), which constituted the initial Trust Property. The Depositor shall pay all fees, costs and expenses of the Trust (except with respect to the Trust Securities) as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such fees, costs and expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such fees, costs or expenses.

                                       11

     SECTION 2.4. Purposes of Trust.

     (a) The exclusive purposes and functions of the Trust are to (i) issue and sell Trust Securities and use the proceeds from such sale to acquire the Notes and (ii) engage in only those activities necessary or incidental thereto. The
Delaware Trustee, the Property Trustee and the Administrative Trustees are
trustees of the Trust, and have all the rights, powers and duties to the extent set forth herein. The Trustees hereby acknowledge that they are trustees of the
Trust.

     (b) So long as this Trust Agreement remains in effect, the Trust (or the
Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trust (or the Trustees acting on behalf of the Trust)
shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) incur any indebtedness for borrowed money or issue any other debt, (iv) take or consent to any action that would result in the placement of a Lien on any of the
Trust Property, (v) take or consent to any action that would reasonably be expected to cause the Trust to become taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, (vi)
take or consent to any action that would cause the Notes to be treated as other than indebtedness of the Depositor for United States federal income tax purposes or (vii) take or consent to any action that would cause the Trust to be deemed to be an "investment company" required to be registered under the Investment
Company Act.

     SECTION 2.5. Authorization to Enter into Certain Transactions.

     (a) The Trustees shall conduct the affairs of the Trust in accordance with and subject to the terms of this Trust Agreement. In accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

          (i) As among the Trustees, each Administrative Trustee shall severally have the power and authority to act on behalf of the Trust with respect to the following matters:

               (A) the issuance and sale of the Trust Securities;

               (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, such agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including, without limitation, a common securities subscription agreement and a junior subordinated note purchase agreement;

               (C) assisting in the sale of the Preferred Securities in one or more transactions exempt from registration under the Securities Act, and in compliance with applicable state securities or blue sky laws;

                                       12

               (D) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the
          Notes to the Holders in accordance with this Trust Agreement;

               (E) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

               (F) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

               (G) execution and delivery of closing certificates, if any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Trust;

               (H) preparation and filing of all applicable tax returns and tax information reports that are required to be filed on behalf of the
          Trust;

               (I) establishing a record date with respect to all actions to be taken hereunder that require a record date to be established, except as provided in Section 6.10(a);

               (J) unless otherwise required by the Delaware Statutory Trust Act to execute on behalf of the Trust (either acting alone or together with the other Administrative Trustees) any documents that such
          Administrative Trustee has the power to execute pursuant to this Trust
          Agreement; and

               (K) the taking of any action incidental to the foregoing as such
          Administrative Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

          (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (A) the receipt and holding of legal title of the Notes;

               (B) the establishment of the Payment Account;

               (C) the collection of interest, principal and any other payments made in respect of the Notes and the holding of such amounts in the
          Payment Account;

               (D) the distribution through the Paying Agent of amounts
          distributable to the Holders in respect of the Trust Securities;

               (E) the exercise of all of the rights, powers and privileges of a holder of the Notes in accordance with the terms of this Trust
          Agreement;

                                       13

               (F) the sending of notices of default and other information regarding the Trust Securities and the Notes to the Holders in
          accordance with this Trust Agreement;

               (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust, provided that the
          Administrative Trustees shall have the power, duty and authority to act on behalf of the Trust with respect to the preparation, execution and filing of the certificate of cancellation of the Trust with the
          Secretary of State of the State of Delaware; and

               (I) the taking of any action incidental to the foregoing as the
          Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders
          (without consideration of the effect of any such action on any particular Holder).

     (b) In connection with the issue and sale of the Preferred Securities, the
Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this
Trust Agreement are hereby ratified and confirmed in all respects):

          (i) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Preferred
     Securities in one or more transactions exempt from registration under the
     Securities Act, and in compliance with applicable state securities or blue sky laws; and

          (ii) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (c) Notwithstanding anything herein to the contrary, the Administrative
Trustees are authorized and directed to conduct the affairs of the Trust and authorized to operate the Trust so that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, so that the Notes will be treated as indebtedness of the Depositor for United States federal income tax purposes and so that the
Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act. In respect thereof, each Administrative
Trustee is authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative
Trustee determines in his or her discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In
no event shall the Administrative Trustees be liable to the Trust or the Holders for any failure to comply with this Section 2.5 to the extent that such failure results solely from a change in law or regulation or in the interpretation thereof.

                                       14

     (d) Any action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with any Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of such Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of any Trustee as set forth in this Trust Agreement.

     SECTION 2.6. Assets of Trust.

     The assets of the Trust shall consist of the Trust Property.

     SECTION 2.7. Title to Trust Property.

     (a) Legal title to all Trust Property shall be vested at all times in the
Property Trustee and shall be held and administered by the Property Trustee in trust for the benefit of the Trust and the Holders in accordance with this Trust
Agreement.

     (b) The Holders shall not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement.

                                  ARTICLE III.

                         PAYMENT ACCOUNT; PAYING AGENTS

     SECTION 3.1. Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and the Paying Agent shall have exclusive control and sole right of withdrawal with respect to the Payment
Account for the purpose of making deposits in and withdrawals from the Payment
Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the
Property Trustee in the Payment Account for the exclusive benefit of the Holders and for Distribution as herein provided.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments with respect to, the Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

     SECTION 3.2. Appointment of Paying Agents.

     The Paying Agent shall initially be the Property Trustee. The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative
Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of

                                       15

making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. Any
Person acting as Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to the Administrative Trustees and the Property
Trustee. If the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the
Administrative Trustees shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent. Such successor Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Trustees an instrument in which such successor Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a
Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Article VIII shall apply to the Property
Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying
Agent appointed hereunder. Any reference in this Trust Agreement to the Paying
Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

     SECTION 4.1. Distributions.

     (a) The Trust Securities represent undivided beneficial interests in the
Trust Property, and Distributions (including any Additional Interest Amounts)
will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest) are made on the Notes.
Accordingly:

          (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from May 25,
     2005, and, except as provided in clause (ii) below, shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of
     each year, commencing on September 30, 2005. If any date on which a
     Distribution is otherwise payable on the Trust Securities is not a Business
     Day, then the payment of such Distribution shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after each such date until the next succeeding Business Day), except that, if such Business
     Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a)(i), a "Distribution
     Date");

          (ii) in the event (and to the extent) that the Depositor exercises its right under the Indenture to defer the payment of interest on the Notes,
     Distributions on the Trust

                                       16

     Securities shall be deferred. Under the Indenture, so long as no Note Event of Default has occurred and is continuing, after October 12, 2006, the
     Depositor shall have the right, at any time and from time to time during the term of the Notes, to defer the payment of interest on the Notes for a period of up to six (6) consecutive quarterly interest payment periods
     (such right to defer, the "Extension Right" and each such extended interest payment period, an "Extension Period"), during which Extension Period(s), no interest shall be due and payable (except any Additional Tax Sums that may be due and payable); provided, that, the Depositor shall not be entitled to exercise its Extension Right so that it would be able to defer the payment of interest on the Notes for more than six (6) quarterly interest payment periods; provided, further, that, after the expiration of any Extension Period, the Depositor may not exercise its Extension Right to begin any subsequent Extension Period until it pays all interest then accrued and unpaid on the Notes, together with such Additional Interest prior to beginning such subsequent Extension Period. No interest on the
     Notes shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional
     Interest (to the extent payment of such interest would be legally enforceable) at a fixed rate equal to 7.74% per annum through the interest payment date in June 2015 and thereafter at a variable rate equal to LIBOR plus 3.25% per annum compounded quarterly, from the dates on which amounts would have otherwise been due and payable until paid or until funds for the payment thereof have been made available for payment. If Distributions are deferred, the deferred Distributions (including Additional Interest
     Amounts) shall be paid on the date that the related Extension Period terminates, to Holders of the Trust Securities as they appear on the books and records of the Trust on the record date immediately preceding such termination date.

          (iii) Distributions shall accumulate in respect of the Trust
     Securities at a fixed rate equal to 7.74% per annum through the interest payment date in June 2015 and thereafter at a variable rate equal to LIBOR plus 3.25% per annum of the Liquidation Amount of the Trust Securities, such rate being the rate of interest payable on the Notes. LIBOR shall be determined by the Calculation Agent in accordance with Schedule A. During the Fixed Rate Period, the amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a
     360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a
     360-day year of twelve 30-day months. Upon expiration of the Fixed Rate
     Period, the amount of interest payable for any Interest Payment Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period. The amount of Distributions payable for any period shall include any Additional Interest Amounts in respect of such period; and

          (iv) Distributions on the Trust Securities shall be made by the Paying
     Agent from the Payment Account and shall be payable on each Distribution
     Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the Trust Securities with respect to a Distribution
Date shall be payable to the Holders thereof as they appear on the Securities
Register for the Trust Securities at

                                       17

the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) preceding the relevant Distribution Date, except that Distributions and any Additional
Interest Amounts payable on the stated maturity (or any date of principal repayment upon early maturity) of the principal of a Trust Security or on a
Redemption Date shall be paid to the Person to whom principal is paid.
Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Depositor having failed to make an interest payment under the Notes will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distributions and any Additional Interest Amounts will instead be payable to the Person in whose name such Trust Securities are registered on the special record date, or other specified date for determining Holders entitled to such defaulted Distribution and Additional Interest Amount, established in the same manner, and on the same date, as such is established with respect to the
Notes under the Indenture.

     SECTION 4.2. Redemption.

     (a) On each Note Redemption Date and on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on
(or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Trust
Securities to be redeemed, at such Holder's address appearing in the Securities
Register. All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture, as calculated by the Depositor, together with a statement that it is an estimate and that the actual Redemption Price will be calculated by the
     Calculation Agent on the fifth Business Day prior to the Redemption Date
     (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

          (iii) if less than all the Outstanding Trust Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective amounts) and Liquidation Amounts of the particular Trust
     Securities to be redeemed;

          (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Trust Security, or portion thereof, to be redeemed and that Distributions thereon will cease to accumulate on such
     Trust Security or such portion, as the case may be, on and after said date, except as provided in Section 4.2(d);

          (v) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price; and

                                       18

          (vi) such other provisions as the Property Trustee deems relevant.

     (c) The Trust Securities (or portion thereof) redeemed on each Redemption
Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the
Trust Securities (or portion thereof) shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such
Redemption Price. Under the Indenture, the Notes may be redeemed by the
Depositor on any Interest Payment Date, at the Depositor's option, on or after
June 30, 2010, in whole or in part, from time to time at the Optional Note
Redemption Price. The Notes may also be redeemed by the Depositor, at its option pursuant to the terms of the Indenture, in whole but not in part, upon the occurrence and during the continuation of an Investment Company Event or a Tax
Event, at the Special Note Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of any
Preferred Securities, then by 10:00 A.M., New York City time, on the Redemption
Date, the Depositor shall deposit sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made by such time, then by
12:00 noon, New York City time, on the Redemption Date, the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Depositary for such Book-Entry Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption
Price to the Holders of the Preferred Securities. With respect to Preferred
Securities that are not Book-Entry Preferred Securities, the Property Trustee
will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption
Price to the Holders of the Preferred Securities upon surrender of their
Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities (or portion thereof) called for redemption shall be payable to the Holders of such Trust
Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities (or portion thereof) so called for redemption will cease, except the right of such Holders to receive the
Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and, in the case of a partial redemption, the right of such Holders to receive a new Trust Security or
Securities of authorized denominations, in aggregate Liquidation Amount equal to the unredeemed portion of such Trust Security or Securities, and such Securities
(or portion thereof) called for redemption will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business
Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after each such date until the next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities (or portion thereof) called for redemption is improperly withheld or refused and not paid either by the Trust, Distributions on such Trust Securities (or portion

                                       19

thereof) will continue to accumulate, as set forth in Section 4.1, from the
Redemption Date originally established by the Trust for such Trust Securities
(or portion thereof) to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Subject to Section 4.3(a), if less than all the Outstanding Trust
Securities are to be redeemed on a Redemption Date, then the aggregate
Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative aggregate Liquidation Amounts of the Common Securities and the
Preferred Securities. The Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than sixty (60) days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption;
provided, that with respect to Holders that would be required to hold less than one hundred (100) but more than zero (0) Trust Securities as a result of such redemption, the Trust shall redeem Trust Securities of each such Holder so that after such redemption such Holder shall hold either one hundred (100) Trust
Securities or such Holder no longer holds any Trust Securities, and shall use such method (including, without limitation, by lot) as the Trust shall deem fair and appropriate; and provided, further, that so long as the Preferred Securities are Book-Entry Preferred Securities, such selection shall be made in accordance with the Applicable Depositary Procedures for the Preferred Securities by such
Depositary. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities (or portion thereof) selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

     (f) The Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the
"CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

     SECTION 4.3. Subordination of Common Securities.

     (a) Payment of Distributions (including any Additional Interest Amounts)
on, the Redemption Price of and the Liquidation Distribution in respect of, the
Trust Securities, as applicable, shall be made, pro rata among the Common
Securities and the Preferred Securities based on the Liquidation Amount of the respective Trust Securities; provided, that if on any Distribution Date,
Redemption Date or Liquidation Date an Event of Default shall have occurred and be continuing, no payment of any Distribution (including any Additional Interest
Amounts) on, Redemption Price of or Liquidation Distribution in respect of, any
Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional
Interest Amounts) on all Outstanding Preferred

                                       20

Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption
Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such
Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property
Trustee shall first be applied to the payment in full in cash of all
Distributions (including any Additional Interest Amounts) on, or the Redemption
Price of or the Liquidation Distribution in respect of, the Preferred Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common
Securities, and only the Holders of all the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     SECTION 4.4. Payment Procedures.

     Payments of Distributions (including any Additional Interest Amounts), the
Redemption Price, Liquidation Amount or any other amounts in respect of the
Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the
Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Securities Register. If any Preferred Securities are held by a
Depositary, such Distributions thereon shall be made to the Depositary in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

     SECTION 4.5. Withholding Tax.

     (a) The Trust and the Administrative Trustees shall comply with all withholding and backup withholding tax requirements under United States federal, state and local law. The Administrative Trustees on behalf of the Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding and backup withholding tax with respect to each Holder and any representations and forms as shall reasonably be requested by the Administrative Trustees on behalf of the
Trust to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any jurisdiction with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed

                                       21

overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual
Distributions made, the Administrative Trustees on behalf of the Trust may reduce subsequent Distributions by the amount of such required withholding.

     SECTION 4.6. Tax Returns and Other Reports.

     The Administrative Trustees shall prepare (or cause to be prepared) at the principal office of the Trust in the United States, as defined for purposes of
Treasury regulations section 301.7701-7, at the Depositor's expense, and file, all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. The Administrative
Trustees shall prepare at the principal office of the Trust in the United
States, as defined for purposes of Treasury regulations section 301.7701-7, and furnish (or cause to be prepared and furnished), by January 31 in each taxable year of the Trust to each Holder all Internal Revenue Service forms and returns required to be provided by the Trust. The Administrative Trustees shall provide the Depositor, Cohen Bros. & Company and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing.

     SECTION 4.7. Payment of Taxes, Duties, Etc. of the Trust.

     Upon receipt under the Notes of Additional Tax Sums and upon the written direction of the Administrative Trustees, the Property Trustee shall promptly pay, solely out of monies on deposit pursuant to this Trust Agreement, any
Additional Taxes imposed on the Trust by the United States or any other taxing authority.

     SECTION 4.8. Payments under Indenture or Pursuant to Direct Actions.

     Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or any Owner with respect thereto) has directly received pursuant to Section 5.8 of the
Indenture or Section 6.10(b) of this Trust Agreement.

     SECTION 4.9. Exchanges.

     (a) If at any time the Depositor or any of its Affiliates (in either case, a "Depositor Affiliate") is the Owner or Holder of any Preferred Securities,
such Depositor Affiliate shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and, subject to compliance with Sections 2.2 and 3.5 of the Indenture, receive, in exchange therefor, a Like Amount of Notes. Such election shall be exercisable effective on any Distribution Date by such Depositor Affiliate delivering to the Property
Trustee (i) at least ten (10) Business Days prior to the Distribution Date on which such exchange is to occur, the registration instructions and the documentation, if any, required pursuant to Sections 2.2 and 3.5 of the
Indenture to enable the Indenture Trustee to issue the requested Like Amount of
Notes, (ii) a written notice of such election specifying the Liquidation Amount of Preferred Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution
Date shall be not less than ten (10) Business Days after the date of receipt by the Property Trustee of such election notice and (iii) shall be conditioned upon such Depositor Affiliate having delivered or caused to be delivered to the
Property Trustee or its

                                       22

designee the Preferred Securities that are the subject of such election by 10:00
A.M. New York time, on the Distribution Date on which such exchange is to occur.
After the exchange, such Preferred Securities will be canceled and will no longer be deemed to be Outstanding and all rights of the Depositor Affiliate with respect to such Preferred Securities will cease.

     (b) In the case of an exchange described in Section 4.9(a), the Property
Trustee on behalf of the Trust will, on the date of such exchange, exchange
Notes having a principal amount equal to a proportional amount of the aggregate
Liquidation Amount of the Outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 4.9(a) divided by the aggregate Liquidation Amount of the Preferred
Securities Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be canceled and no longer be deemed to be Outstanding); provided, that the
Depositor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M.
New York time, on the Distribution Date on which such exchange is to occur.

     SECTION 4.10. Calculation Agent.

     (a) The Property Trustee shall initially, and, subject to the immediately following sentence, for so long as it holds any of the Notes, be the Calculation
Agent for purposes of determining LIBOR for each Distribution Date. The
Calculation Agent may be removed by the Administrative Trustees at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the
Administrative Trustees, the Administrative Trustees will promptly appoint as a replacement Calculation Agent the London office of a leading bank which is engaged in transactions in six-month Eurodollar deposits in the international
Eurodollar market and which does not control or is not controlled by or under common control with the Administrative Trustee or its Affiliates. The
Calculation Agent may not resign its duties without a successor having been duly appointed.

     (b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the interest rate (rounded to the nearest cent, with half a cent being rounded upwards) for the related Distribution Date, and will communicate such rate and amount to the Depositor, the Administrative Trustees, the Note Trustee, each
Paying Agent and the Depositary. The Calculation Agent will also specify to the
Administrative Trustee the quotations upon which the foregoing rates and amounts are based and, in any event, the Calculation Agent shall notify the
Administrative Trustees before 5:00 p.m. (London time) on each LIBOR
Determination Date that either: (i) it has determined or is in the process of determining the foregoing rates and amounts or (ii) it has not determined and is not in the process of determining the foregoing rates and amounts, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Distribution Date will (in the absence of manifest error) be final and binding upon all parties. For the sole purpose of calculating the interest rate for the Trust Securities, "Business Day" shall be defined as any day on which dealings in deposits in Dollars are transacted in the London interbank market.

                                       23

     SECTION 4.11. Certain Accounting Matters.

     (a) At all times during the existence of the Trust, the Administrative
Trustees shall keep, or cause to be kept at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations section
301.7701-7, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.

     (b) The Administrative Trustees shall either (i) if the Depositor is then subject to such reporting requirements, cause each Form 10-K and Form 10-Q prepared by the Depositor and filed with the Commission in accordance with the
Exchange Act to be delivered to each Holder, with a copy to the Property
Trustee, within thirty (30) days after the filing thereof or (ii) cause to be prepared at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations section 301.7701-7, and delivered to each of the Holders, with a copy to the Property Trustee, within ninety (90) days after the end of each Fiscal Year, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

     (c) If the Depositor intends to file its annual and quarterly information with the Commission in electronic form pursuant to Regulation S-T of the
Commission using the Commission's Electronic Data Gathering, Analysis and
Retrieval ("EDGAR") system, the Administrative Trustees shall notify the
Property Trustee in the manner prescribed herein of each such annual and quarterly filing. The Property Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the financial information so filed. Compliance with the foregoing shall constitute delivery by the
Administrative Trustees of its financial statements to the Property Trustee in compliance with the provisions of Section 314(a) of the Trust Indenture Act, if applicable. The Property Trustee shall have no duty to search for or obtain any electronic or other filings that the Depositor makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.
Delivery of reports, information and documents to the Property Trustee pursuant to this Section 4.11(c) shall be solely for purposes of compliance with this
Section 4.11 and, if applicable, with Section 314(a) of the Trust Indenture Act.
The Property Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the content thereof, including the Depositor's compliance with any of its covenants hereunder, as to which the Property Trustee is entitled to rely upon
Officers' Certificates.

     (d) The Trust shall maintain one or more bank accounts in the United
States, as defined for purposes of Treasury Regulations section 301.7701-7, in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Notes held by the Property Trustee shall be made directly to the Payment Account and no other funds of the Trust shall be deposited in the Payment Account. The sole signatories for such accounts
(including the Payment Account) shall be designated by the Property Trustee.

                                       24

                                   ARTICLE V.

                                   SECURITIES

     SECTION 5.1. Initial Ownership.

     Upon the creation of the Trust and the contribution by the Depositor referred to in Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     SECTION 5.2. Authorized Trust Securities.

     The Trust shall be authorized to issue one series of Preferred Securities having an aggregate Liquidation Amount of $25,000,000 and one series of Common
Securities having an aggregate Liquidation Amount of $780,000.

     SECTION 5.3. Issuance of the Common Securities; Subscription and Purchase
of Notes.

     On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of Seven
Hundred Eighty Thousand (780) Common Securities having an aggregate Liquidation
Amount of Seven Hundred Eighty Thousand Dollars ($780,000), against receipt by the Trust of the aggregate purchase price of such Common Securities of Seven
Hundred Eighty Thousand Dollars ($780,000). Contemporaneously therewith and with the sale by the Trust to the Holders of an aggregate of Twenty Five Thousand
(25,000) Preferred Securities having an aggregate Liquidation Amount of Twenty
Five Million Dollars ($25,000,000), an Administrative Trustee, on behalf of the
Trust, shall purchase from the Depositor Notes, to be registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to Twenty Five Million Seven Hundred Eighty Thousand Dollars
($25,780,000), and, in satisfaction of the purchase price for such Notes, the
Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of Twenty Five Million Seven Hundred Eighty Thousand Dollars ($25,780,000)
(being the aggregate amount paid by the Holders for the Preferred Securities, and the amount paid by the Depositor for the Common Securities).

     SECTION 5.4. The Securities Certificates.

     (a) The Preferred Securities Certificates shall be issued in minimum denominations of $100,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in minimum denominations of $10,000 Liquidation Amount and integral multiples of
$1,000 in excess thereof. The Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one
Administrative Trustee. Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign such Securities Certificates on behalf of the Trust shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so

                                       25

authorized prior to the delivery of such Securities Certificates or did not have such authority at the date of delivery of such Securities Certificates.

     (b) On the Closing Date, upon the written order of an authorized officer of the Depositor, the Administrative Trustees shall cause Securities Certificates to be executed on behalf of the Trust and delivered, without further corporate action by the Depositor, in authorized denominations.

     (c) The Preferred Securities issued to QIBs/QPs shall be, except as provided in Section 5.6, Book-Entry Preferred Securities issued in the form of one or more Global Preferred Securities registered in the name of the
Depositary, or its nominee and deposited with the Depositary or a custodian for the Depositary for credit by the Depositary to the respective accounts of the
Depositary Participants thereof (or such other accounts as they may direct). The
Preferred Securities issued to a Person other than a QIB/QP shall be issued in the form of Definitive Preferred Securities Certificates.

     (d) A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. Such signature shall be conclusive evidence that the Preferred Security has been authenticated under this Trust Agreement. Upon written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the
Preferred Securities for original issue. The Property Trustee may appoint an authenticating agent that is a U.S. Person acceptable to the Trust to authenticate the Preferred Securities. A Common Security need not be so authenticated and shall be valid upon execution by one or more Administrative
Trustees. The form of this certificate of authentication can be found in Section
5.13.

     SECTION 5.5. Rights of Holders.

     The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and non-assessable by the Trust. Except as provided in
Section 5.11(b), the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General
Corporation Law of the State of Delaware.

     SECTION 5.6. Book-Entry Preferred Securities.

     (a) A Global Preferred Security may be exchanged, in whole or in part, for
Definitive Preferred Securities Certificates registered in the names of the
Owners only if such exchange complies with Section 5.7 and (i) the Depositary advises the Administrative Trustees and the Property Trustee in writing that the
Depositary is no longer willing or able properly to discharge its responsibilities with respect to the Global Preferred Security, and no qualified successor is appointed by the Administrative Trustees within ninety (90) days of receipt of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and the Administrative Trustees fail to appoint a qualified successor within ninety (90) days of obtaining knowledge of such event, (iii) the Administrative Trustees at their option advise the
Property Trustee in writing that the Trust elects to terminate the book-entry system through the Depositary

                                       26

or (iv) a Note Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the
Administrative Trustees shall notify the Depositary and instruct the Depositary to notify all Owners of Book-Entry Preferred Securities, the Delaware Trustee
and the Property Trustee of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of the Preferred
Securities requesting the same. Upon the issuance of Definitive Preferred
Securities Certificates, the Trustees shall recognize the Holders of the
Definitive Preferred Securities Certificates as Holders. Notwithstanding the
foregoing, if an Owner of a beneficial interest in a Global Preferred Security wishes at any time to transfer an interest in such Global Preferred Security to a Person other than a QIB/QP, such transfer shall be effected, subject to the
Applicable Depositary Procedures, in accordance with the provisions of this
Section 5.6 and Section 5.7, and the transferee shall receive a Definitive
Preferred Securities Certificate in connection with such transfer. A holder of a
Definitive Preferred Securities Certificate that is a QIB/QP may, upon request and in accordance with the provisions of this Section 5.6 and Section 5.7, exchange such Definitive Preferred Securities Certificate for a beneficial interest in a Global Preferred Security.

     (b) If any Global Preferred Security is to be exchanged for Definitive
Preferred Securities Certificates or canceled in part, or if any Definitive
Preferred Securities Certificate is to be exchanged in whole or in part for any
Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or
(ii) the aggregate Liquidation Amount represented by such Global Preferred
Security shall be reduced, subject to Section 5.4, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global
Preferred Security to be so exchanged or canceled, or equal to the Liquidation
Amount represented by such Definitive Preferred Securities Certificates to be so exchanged for any Global Preferred Security, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Depositary
Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender to the
Administrative Trustees or the Securities Registrar of any Global Preferred
Security or Securities by the Depositary, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the
Definitive Preferred Securities Certificates in accordance with the instructions of the Depositary. None of the Securities Registrar or the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

     (c) Every Definitive Preferred Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a
Global Preferred Security or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such
Definitive Preferred Securities Certificate is registered in the name of a
Person other than the Depositary for such Global Preferred Security or a nominee thereof.

     (d) The Depositary or its nominee, as registered owner of a Global
Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Trust Agreement and the Global Preferred Security, and
Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Depositary Procedures. The Securities Registrar and
the Trustees shall be entitled to deal with the Depositary for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the

                                       27

Liquidation Amount of and Distributions on the Book-Entry Preferred Securities
represented thereby and the giving of instructions or directions by Owners of
Book-Entry Preferred Securities represented thereby and the giving of notices)
as the sole Holder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof. None of the Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

     (e) The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Depositary and shall be limited to those established by law, the Applicable Depositary Procedures and agreements between such Owners and the Depositary and/or the Depositary Participants; provided, that solely for the purpose of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this
Trust Agreement, to the extent that Preferred Securities are represented by a
Global Preferred Security, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy)
delivered to the Property Trustee by the Depositary setting forth the Owners'
votes or assigning the right to vote on any matter to any other Persons either in whole or in part. To the extent that Preferred Securities are represented by a Global Preferred Security, the initial Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments on the Preferred Securities that are represented by a Global Preferred Security to such Depositary Participants, and none of the Depositor or the Trustees shall have any responsibility or obligation with respect thereto.

     (f) To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Security, the Trustees shall give all such notices and communications to the Depositary, and shall have no obligations to the Owners.

     SECTION 5.7. Registration of Transfer and Exchange of Preferred Securities
Certificates.

     (a) The Property Trustee shall keep or cause to be kept, at the Corporate
Trust Office, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the
"Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities
Certificates and Common Securities Certificates and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The
Person acting as the Property Trustee shall at all times also be the Securities
Registrar. The provisions of Article VIII shall apply to the Property Trustee in its role as Securities Registrar.

     (b) Subject to Section 5.7(d), upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.7(f), the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities
Certificates in authorized denominations of a like aggregate Liquidation Amount as may be required by this Trust Agreement dated the date of execution by such
Administrative Trustee or Trustees. At the option of a Holder, Preferred
Securities Certificates may be exchanged for other

                                       28

Preferred Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities
Certificate to be exchanged at the office or agency maintained pursuant to
Section 5.7(f). Whenever any Preferred Securities Certificates are so
surrendered for exchange, the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, the Preferred
Securities Certificates that the Holder making the exchange is entitled to receive.

     (c) The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of such Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred
Security to be redeemed in part, any portion thereof not to be redeemed.

     (d) Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Securities
Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing and (i) if such Preferred Securities Certificate is being transferred to a QIB, accompanied by a certificate of the transferor substantially in the form set forth as Exhibit E hereto or (ii) if such Preferred Securities
Certificate is being transferred otherwise than to a QIB, accompanied by a certificate of the transferee substantially in the form set forth as Exhibit F hereto.

     (e) No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Property Trustee on
behalf of the Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

     (f) The Administrative Trustees shall designate an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and initially designate the Corporate
Trust Office as its office and agency for such purposes. The Administrative
Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of any such office or agency.

     SECTION 5.8. Mutilated, Destroyed, Lost or Stolen Securities Certificates.

     (a) If any mutilated Securities Certificate shall be surrendered to the
Securities Registrar together with such security or indemnity as may be required by the Securities Registrar to save each of the Trustees harmless, the
Administrative Trustees, or any one of them, on behalf of the Trust, shall execute and make available for delivery in exchange therefor a new Securities
Certificate of like class, tenor and denomination.

     (b) If the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Securities Certificate and there shall be delivered to the Securities Registrar such security or indemnity as may be required by it to save each of the

                                       29

Trustees harmless, then in the absence of notice that such Securities
Certificate shall have been acquired by a protected purchaser, the
Administrative Trustees, or any one of them, on behalf of the Trust, shall execute and make available for delivery, and, with respect to Preferred
Securities, the Property Trustee shall authenticate, in exchange for or in lieu of any such destroyed, lost or stolen Securities Certificate, a new Securities
Certificate of like class, tenor and denomination.

     (c) In connection with the issuance of any new Securities Certificate under this Section 5.8, the Administrative Trustees or the Securities Registrar may
require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (d) Any duplicate Securities Certificate issued pursuant to this Section
5.8 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust corresponding to that evidenced by the mutilated, lost, stolen or destroyed Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Securities Certificate shall be found at any time.

     (e) If any such mutilated, destroyed, lost or stolen Securities Certificate has become or is about to become due and payable, the Depositor in its discretion may provide the Administrative Trustee with the funds to pay such
Trust Security and upon receipt of such funds, the Administrative Trustee shall pay such Trust Security instead of issuing a new Securities Certificate.

     (f) The provisions of this Section 5.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Securities Certificates.

     SECTION 5.9. Persons Deemed Holders.

     The Trustees and the Securities Registrar shall each treat the Person in whose name any Securities Certificate shall be registered in the Securities
Register as the owner of such Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the
Trustees and the Securities Registrar shall be bound by any notice to the contrary.

     SECTION 5.10. Cancellation.

     All Preferred Securities Certificates surrendered for registration of transfer or exchange or for payment shall, if surrendered to any Person other than the Property Trustee, be delivered to the Property Trustee, and any such
Preferred Securities Certificates and Preferred Securities Certificates
surrendered directly to the Property Trustee for any such purpose shall be promptly canceled by it. The Administrative Trustees may at any time deliver to the Property Trustee for cancellation any Preferred Securities Certificates previously delivered hereunder that the Administrative Trustees may have acquired in any manner whatsoever, and all Preferred Securities Certificates so delivered shall be promptly canceled by the Property Trustee. No Preferred
Securities Certificates shall be executed and delivered in lieu of or in exchange for any Preferred Securities Certificates canceled as provided in this
Section 5.10, except as expressly permitted by this Trust Agreement. All canceled Preferred Securities Certificates shall be retained by the Property
Trustee in accordance with its customary practices.

                                       30

     SECTION 5.11. Ownership of Common Securities by Depositor.

     (a) On the Closing Date, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the
Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person (in which event such Common Securities will be transferred to such surviving entity, transferee or lessee, as the case may be), pursuant to Section
8.1 of the Indenture or (ii) to the Depositor or an Affiliate of the Depositor,
in each such case in compliance with applicable law (including the Securities
Act, and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the immediately preceding sentence shall be void. The
Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT
TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE
TRUST AGREEMENT."

     (b) Any Holder of the Common Securities shall be liable for the debts and obligations of the Trust in the manner and to the extent set forth with respect to the Depositor and agrees that it shall be subject to all liabilities to which the Depositor may be subject and, prior to becoming such a Holder, shall deliver to the Administrative Trustees an instrument of assumption satisfactory to such
Trustees.

     SECTION 5.12. Restricted Legends.

     (a) Each Preferred Security Certificate shall bear a legend in substantially the following form:

     "[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS PREFERRED SECURITY IS
     A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER
     REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY
     ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR
     SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE
     ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO
     TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS
     PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF
     DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED
     CIRCUMSTANCES.

     UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
     OF DTC TO NORTHSTAR REALTY FINANCE TRUST II OR ITS AGENT FOR REGISTRATION
     OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS
     REGISTERED IN THE NAME OF

                                       31

     CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO
     SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
     ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
     ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
     HAS AN INTEREST HEREIN.]

     THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY
     ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT
     OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH PREFERRED SECURITIES
     OR ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED
     IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
     EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE
     SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE
     PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER
     THE SECURITIES ACT.

     THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE
     AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH
     PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY
     (I) TO THE TRUST, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A
     "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
     SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF
     SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT
     THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF
     AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO,
     OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF
     THE SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
     UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM THE
     SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES
     LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION
     AND, IN THE CASE OF (III) OR (V), SUBJECT TO THE RIGHT OF THE TRUST AND THE
     DEPOSITOR TO REQUIRE AN OPINION OF COUNSEL AND OTHER INFORMATION
     SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER
     OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO
     IN (A) ABOVE.

     THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN
     BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO
     THE FULLEST EXTENT PERMITTED BY LAW, ANY

                                       32

     ATTEMPTED TRANSFER OF PREFERRED SECURITIES, OR ANY INTEREST THEREIN, IN A
     BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND
     MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO
     LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH
     PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED
     SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF
     PRINCIPAL OF OR INTEREST ON SUCH PREFERRED SECURITIES, OR ANY INTEREST
     THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST
     WHATSOEVER IN SUCH PREFERRED SECURITIES.

     THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE
     HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN
     EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR
     ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY
     ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
     CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE
     UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT
     IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY
     ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN. ANY
     PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN
     WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT
     IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF
     ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE
     OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR
     ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR
     PLAN TO FINANCE SUCH PURCHASE."

     (b) The above legend shall not be removed from any of the Preferred
Securities Certificates unless there is delivered to the Property Trustee and the Depositor satisfactory evidence, which may include an opinion of counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, one or more of the
Administrative Trustees on behalf of the Trust shall execute and deliver to the
Property Trustee, and the Property Trustee shall deliver, at the written direction of the Administrative Trustees and the Depositor, Preferred Securities
Certificates that do not bear the legend.

     SECTION 5.13. Form of Certificate of Authentication.

          The Property Trustee's certificate of authentication shall be in substantially the following form:

                                       33

          This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated:                                JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                      not in its individual capacity, but solely
                                      as Property Trustee

                                      By:
                                          --------------------------------------
                                          Authorized signatory

                                   ARTICLE VI.

                        MEETINGS; VOTING; ACTS OF HOLDERS

     SECTION 6.1. Notice of Meetings.

     Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property
Trustee pursuant to Section 10.8 to each Holder of Preferred Securities, at such
Holder's registered address, at least fifteen (15) days and not more than ninety
(90) days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     SECTION 6.2. Meetings of Holders of the Preferred Securities.

     (a) No annual meeting of Holders is required to be held. The Property
Trustee, however, shall call a meeting of the Holders of the Preferred
Securities to vote on any matter upon the written request of the Holders of at least twenty five percent (25%) in aggregate Liquidation Amount of the
Outstanding Preferred Securities and the Administrative Trustees or the Property
Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

     (b) The Holders of at least a Majority in Liquidation Amount of the
Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.

     (c) If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the
Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust
Agreement requires a lesser or greater number of affirmative votes.

                                       34

     SECTION 6.3. Voting Rights.

     Holders shall be entitled to one vote for each $10,000 of Liquidation
Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

     SECTION 6.4. Proxies, Etc.

     At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided, that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the
Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     SECTION 6.5. Holder Action by Written Consent.

     Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in
Liquidation Amount of all Preferred Securities entitled to vote in respect of such action (or such lesser or greater proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing; provided, that notice of such action is promptly provided to the
Holders of Preferred Securities that did not consent to such action. Any action that may be taken by the Holders of all the Common Securities may be taken without a meeting and without prior notice if such Holders shall consent to the action in writing.

     SECTION 6.6. Record Date for Voting and Other Purposes.

     Except as provided in Section 6.10(a), for the purposes of determining the
Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust
Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than ninety (90) days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

     SECTION 6.7. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may

                                       35

be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent thereof duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an
Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustees, if made in the manner provided in this Section 6.7.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Trustee receiving the same deems sufficient.

     (c) The ownership of Trust Securities shall be proved by the Securities
Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees, the
Administrative Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     (f) If any dispute shall arise among the Holders or the Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, notice, consent, waiver or other Act of such Holder or
Trustee under this Article VI, then the determination of such matter by the
Property Trustee shall be conclusive with respect to such matter.

     SECTION 6.8. Inspection of Records.

     Upon reasonable written notice to the Administrative Trustees and the
Property Trustee, the records of the Trust shall be open to inspection by any
Holder during normal business hours for any purpose reasonably related to such
Holder's interest as a Holder.

                                       36

     SECTION 6.9. Limitations on Voting Rights.

     (a) Except as expressly provided in this Trust Agreement and in the
Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

     (b) So long as any Notes are held by the Property Trustee on behalf of the
Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercise any trust or power conferred on the Property Trustee with respect to the Notes, (ii) waive any past default that may be waived under Section 5.13 of the Indenture or waive compliance with any covenant or condition under Section
10.7 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Notes shall be due and payable or (iv)
consent to any amendment, modification or termination of the Indenture or the
Notes, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities; provided, that where a consent under the Indenture would require the consent of each holder of Notes (or each Holder of Preferred
Securities) affected thereby, no such consent shall be given by the Property
Trustee without the prior written consent of each Holder of Preferred
Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. In addition to obtaining the foregoing approvals of the Holders of the Preferred
Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United
States federal income tax purposes.

     (c) If any proposed amendment to the Trust Agreement provides for, or the
Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the
Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of
Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation
Amount of the Preferred Securities. Notwithstanding any other provision of this
Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

     SECTION 6.10. Acceleration of Maturity; Rescission of Annulment; Waivers of
Past Defaults.

     (a) For so long as any Preferred Securities remain Outstanding, if, upon a
Note Event of Default, the Note Trustee fails or the holders of not less than twenty five percent (25%) in

                                       37

principal amount of the outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the Holders of at least twenty five percent (25%) in Liquidation Amount of the Preferred Securities then
Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Note Trustee. At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Note
Trustee as provided in the Indenture, the Holders of at least a Majority in
Liquidation Amount of the Preferred Securities, by written notice to the
Property Trustee, the Depositor and the Note Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Depositor has paid or deposited with the Note Trustee a sum sufficient to pay:

               (A) all overdue installments of interest on all of the Notes;

               (B) any accrued Additional Interest on all of the Notes;

               (C) the principal of and any premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the
          Notes; and

               (D) all sums paid or advanced by the Note Trustee under the
          Indenture and the reasonable compensation, expenses, disbursements and advances of the Note Trustee, the Property Trustee and their agents and counsel; and

          (ii) all Note Events of Default, other than the non-payment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

     Upon receipt by the Property Trustee of written notice requesting such an acceleration, or rescission and annulment thereof, by Holders of any part of the
Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is ninety (90)
days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such ninety (90)-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.10(a).

     (b) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Note

                                       38

Event of Default specified in paragraph (a) or (b) of Section 5.1 of the
Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.8 of the
Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Notes having an aggregate principal amount equal to the aggregate
Liquidation Amount of the Preferred Securities of such Holder. Except as set forth in Section 6.10(a) and this Section 6.10(b), the Holders of Preferred
Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Notes.

     (c) Notwithstanding paragraphs (a) and (b) of this Section 6.10, the
Holders of at least a Majority in Liquidation Amount of the Preferred Securities
may, on behalf of the Holders of all the Preferred Securities, waive any Note
Event of Default, except any Note Event of Default arising from the failure to pay any principal of or any premium, if any, or interest on (including any
Additional Interest) the Notes (unless such Note Event of Default has been cured and a sum sufficient to pay all matured installments of interest and all principal and premium, if any, on all Notes due otherwise than by acceleration has been deposited with the Note Trustee) or a Note Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. Upon any such waiver, such Note Event of Default shall cease to exist and any Note Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall affect any subsequent Note
Event of Default or impair any right consequent thereon.

     (d) Notwithstanding paragraphs (a) and (b) of this Section 6.10, the
Holders of at least a Majority in Liquidation Amount of the Preferred Securities
may, on behalf of the Holders of all the Preferred Securities, waive any past
Event of Default and its consequences. Upon such waiver, any such Event of
Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

     (e) The Holders of a Majority in Liquidation Amount of the Preferred
Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee in respect of this Trust Agreement or the Notes or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement; provided, that, subject to Sections 8.5 and 8.7, the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall, by an officer or officers of the
Property Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of
Holders not party to such direction, and provided, further, that nothing in this
Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction.

                                       39

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 7.1. Representations and Warranties of the Property Trustee and the
Delaware Trustee.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the
Depositor and the Holders that:

          (a) the Property Trustee is a national banking association, duly organized and validly existing under the laws of the United States;

          (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust
     Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) the Delaware Trustee is a national banking association, duly formed and validly existing under the laws of the United States;

          (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust
     Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the legal, valid and binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors'
     rights generally and to general principles of equity;

          (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware
     Trustee and such execution, delivery and performance will not (i) violate the Restated Organization Certificate or Articles of Association, as
     applicable, or By-laws of the Property Trustee or the Delaware Trustee,
     (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any applicable law, governmental rule or regulation of the United States or the State of Delaware, as the
     case may be, governing the banking, trust or general powers of the Property
     Trustee or the Delaware Trustee or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

                                       40

          (g) neither the authorization, execution or delivery by the Property
     Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the
     Delaware Trustee contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware
     Trustee, as the case may be; and

          (h) to the best of each of the Property Trustee's and the Delaware
     Trustee's knowledge, there are no proceedings pending or threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the
     Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust
     Agreement.

     SECTION 7.2. Representations and Warranties of Depositor.

     The Depositor hereby represents and warrants for the benefit of the Holders that:

          (a) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

          (b) the Depositor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) this Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

          (d) the Securities Certificates issued at the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the applicable Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this
     Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement;

          (e) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Depositor and do not require any approval of stockholders of the Depositor and such execution, delivery and performance will not (i)
     violate the articles or certificate of incorporation or by-laws (or other organizational documents) of the Depositor or (ii) violate any applicable law, governmental rule or regulation governing the Depositor

                                       41

     or any material portion of its property or any order, judgment or decree applicable to the Depositor or any material portion of its property;

          (f) neither the authorization, execution or delivery by the Depositor of this Trust Agreement nor the consummation of any of the transactions by the Depositor contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law governing the Depositor or any material portion of its property; and

          (g) there are no proceedings pending or, to the best of the
     Depositor's knowledge, threatened against or affecting the Depositor or any material portion of its property in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Depositor, as the case may be, to enter into or perform its obligations under this Trust Agreement.

                                  ARTICLE VIII.

                                  THE TRUSTEES

     SECTION 8.1. Number of Trustees.

     The number of Trustees shall be five (5); provided, that the Property
Trustee and the Delaware Trustee may be the same Person, in which case the number of Trustees shall be four (4). The number of Trustees may be increased or decreased by Act of the Holder of the Common Securities subject to Sections 8.2,
8.3, and 8.4. The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust.

     SECTION 8.2. Property Trustee Required.

     There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a corporation organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by federal or state authority and having an office within the
United States. If any such Person publishes reports of condition at least annually pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.2, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee shall cease to be eligible in accordance with the provisions of this Section 8.2, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

                                       42

     SECTION 8.3. Delaware Trustee Required.

     (a) If required by the Delaware Statutory Trust Act, there shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware
Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section
8.3, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. The Delaware Trustee shall have the same rights, privileges and immunities as the Property Trustee.

     (b) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the
Property Trustee or the Administrative Trustees set forth herein. The Delaware
Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory
Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to
(a) accepting legal process served on the Trust in the State of Delaware and (b)
the execution of any certificates required to be filed with the Secretary of
State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee.

     SECTION 8.4. Appointment of Administrative Trustees.

     (a) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. Each of the individuals identified as an "Administrative Trustee" in the preamble of this Trust Agreement hereby accepts his or her appointment as such.

     (b) Except where a requirement for action by a specific number of
Administrative Trustees is expressly set forth in this Trust Agreement, any act required or permitted to be taken by, and any power of the Administrative
Trustees may be exercised by, or with the consent of, any one such
Administrative Trustee. Whenever a vacancy in the number of Administrative
Trustees shall occur, until such vacancy is filled by the appointment of an
Administrative Trustee in accordance with Section 8.11, the Administrative
Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the
Administrative Trustees and shall discharge all the duties imposed upon the
Administrative Trustees by this Trust Agreement.

     SECTION 8.5. Duties and Responsibilities of the Trustees.

     (a) The rights, immunities, duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and there shall be no other duties
(including fiduciary duties)

                                       43

or obligations, express or implied, at law or in equity, of the Trustees;
provided, however, that if an Event of Default known to the Property Trustee has occurred and is continuing, the Property Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a Majority in Liquidation
Amount of the Preferred Securities, exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the
Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.5. Nothing in this Trust
Agreement shall be construed to release any Administrative Trustee from liability for his or her own negligent action, negligent failure to act; or his or her own willful misconduct. To the extent that, at law or in equity, a
Trustee has duties and liabilities relating to the Trust or to the Holders, such
Trustee shall not be liable to the Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying
Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.5(b)
does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement.

     (c) No provisions of this Trust Agreement shall be construed to relieve the
Property Trustee from liability with respect to matters that are within the authority of the Property Trustee under this Trust Agreement for its own negligent action, negligent failure to act or willful misconduct, except that:

          (i) the Property Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property

                                       44

     Trustee hereunder or under the Indenture, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

          (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Notes and the Payment Account shall be to deal with such Property in a similar manner as the Property
     Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement;

          (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the
     Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

          (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property
     Trustee be liable for the default or misconduct of any other Trustee or the
     Depositor.

     SECTION 8.6. Notices of Defaults and Extensions.

     (a) Within ninety (90) days after the occurrence of a default actually known to the Property Trustee, the Property Trustee shall transmit notice of such default to the Holders, the Administrative Trustees and the Depositor,
unless such default shall have been cured or waived. For the purpose of this
Section 8.6, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     (b) Within five (5) Business Days after the receipt of notice of the
Depositor's exercise of its right to defer the payment of interest on the Notes pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the
Holders and the Administrative Trustees, unless such exercise shall have been revoked.

     (c) The Property Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Property Trustee shall have actual knowledge or (ii) the Property Trustee shall have received written notice thereof from the Depositor, an Administrative Trustee or a Holder.

     (d) The Property Trustee shall notify all Holders of the Preferred
Securities of any notice of default received with respect to the Notes.

     SECTION 8.7. Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.5:

          (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any

                                       45

     resolution, Opinion of Counsel, certificate, written representation of a
     Holder or transferee, certificate of auditors or any other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) if (i) in performing its duties under this Trust Agreement the
     Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds a provision ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property
     Trustee shall deliver a notice to the Depositor requesting the Depositor's written instruction as to the course of action to be taken and the Property
     Trustee shall take such action, or refrain from taking such action, as the
     Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, that if the Property Trustee does not receive such instructions of the Depositor within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice, the Property Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the
     Property Trustee shall deem advisable and in the best interests of the
     Holders, in which event the Property Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

          (c) any direction or act of the Depositor contemplated by this Trust
     Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise expressly provided herein;

          (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

          (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, re-filing or re-registration thereof;

          (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Property Trustee, the Depositor or any of its Affiliates,
     and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

          (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to

                                       46

     the Property Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the
     Property Trustee; provided, however, that nothing contained in this Section
     8.7(g) shall be construed to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers in it vested by this Trust Agreement; provided, further, that nothing contained in this Section 8.7(g) shall prevent the Property Trustee from exercising its rights under Section 8.11 hereof;

          (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more
     Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the
     Property Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the
     Depositor, personally or by agent or attorney;

          (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Property Trustee shall not be responsible for any negligence or misconduct on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

          (j) whenever in the administration of this Trust Agreement the
     Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right hereunder, the Property Trustee
     (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the
     Trust Securities as would be entitled to direct the Property Trustee under this Trust Agreement in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

          (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

          (l) without prejudice to any other rights available to the Property
     Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses
     (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

          (m) whenever in the administration of this Trust Agreement the
     Property Trustee shall deem it desirable that a matter be proved or established prior to taking,

                                       47

     suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely on an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.

     SECTION 8.8. Delegation of Power.

     Any Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 its, his or her power for the purpose of executing any documents contemplated in Section 2.5. The
Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust
Agreement.

     SECTION 8.9. May Hold Securities.

     Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust
Securities and except as provided in the definition of the term "Outstanding" in
Article I, may otherwise deal with the Trust with the same rights it would have if it were not an Trustee or such other agent.

     SECTION 8.10. Compensation; Reimbursement; Indemnity.

     The Depositor agrees:

          (a) to pay to the Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and the Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their gross negligence, bad faith or willful misconduct;
     and

          (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee,
     (iii) any officer, director, shareholder, employee, representative or agent of any Trustee or any Affiliate of any Trustee and (iv) any employee or agent of the Trust (referred to herein as an

                                       48

     "Indemnified Person") from and against any loss, damage, liability, tax
     (other than income, franchise or other taxes imposed on amounts paid pursuant to Section 8.10(a) or (b) hereof), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust hereunder, including the advancement of funds to cover the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trust shall have no payment, reimbursement or indemnity obligations to the Trustees under this Section 8.10. The provisions of this Section 8.10 shall survive the termination of this Trust Agreement and the earlier removal or resignation of any Trustee.

     No Trustee may claim any Lien on any Trust Property whether before or after termination of the Trust as a result of any amount due pursuant to this Section
8.10.

     To the fullest extent permitted by law, in no event shall the Property
Trustee and the Delaware Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     In no event shall the Property Trustee and the Delaware Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Trust Agreement.

     SECTION 8.11. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.12.

     (b) A Trustee may resign at any time by giving written notice thereof to the Depositor and, in the case of the Property Trustee and the Delaware Trustee, to the Holders.

     (c) Unless an Event of Default shall have occurred and be continuing, the
Property Trustee or the Delaware Trustee, or both of them, may be removed (with or without cause) at any time by Act of the Holder of Common Securities. If an
Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed (with or without cause) at such time by Act of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the removed Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed
(with or without cause) only by Act of the Holder of the Common Securities at any time.

     (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of

                                       49

the Holder of the Common Securities, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 8.12. If the Property Trustee or the
Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the Holders of a Majority in Liquidation
Amount of the Preferred Securities, shall promptly appoint a successor Property
Trustee or Delaware Trustee, and such successor Property Trustee or Delaware
Trustee and the retiring Property Trustee or Delaware Trustee shall comply with the applicable requirements of Section 8.12. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when an Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act of the Holder of Common Securities shall promptly appoint a successor Administrative Trustee and such successor
Administrative Trustee and the retiring Administrative Trustee shall comply with the applicable requirements of Section 8.12. If no successor Trustee shall have been so appointed by the Holder of the Common Securities or Holders of the
Preferred Securities, as the case may be, and accepted appointment in the manner required by Section 8.12 within thirty (30) days after the giving of a notice of resignation by a Trustee, the removal of a Trustee, or a Trustee becoming incapable of acting as such Trustee, any Holder who has been a Holder of
Preferred Securities for at least six (6) months may, on behalf of himself and all others similarly situated, and any resigning Trustee may, in each case, at the expense of the Depositor, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) The Depositor shall give notice of each resignation and each removal of the Property Trustee or the Delaware Trustee and each appointment of a successor
Property Trustee or Delaware Trustee to all Holders in the manner provided in
Section 10.8. Each notice shall include the name of the successor Property
Trustee or Delaware Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     (f) Notwithstanding the foregoing or any other provision of this Trust
Agreement, in the event any Administrative Trustee or a Delaware Trustee who is
a natural person dies or becomes, in the opinion of the Holder of Common
Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (ii)
otherwise by the Holder of the Common Securities (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative
Trustees or Delaware Trustee, as the case may be, set forth in Sections 8.3 and
8.4).

     (g) Upon the appointment of a successor Delaware Trustee, such successor
Delaware Trustee shall file a Certificate of Amendment to the Certificate of
Trust in accordance with Section 3810 of the Delaware Statutory Trust Act.

     SECTION 8.12. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee, each successor Trustee shall execute and deliver to the Depositor and to the retiring
Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee

                                       50

shall become effective and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Trust or any successor
Trustee such retiring Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder with respect to the
Trust Securities and the Trust.

     (b) Upon request of any such successor Trustee, the Trust (or the retiring
Trustee if requested by the Depositor) shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VIII.

     SECTION 8.13. Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Person shall be otherwise qualified and eligible under this Article VIII.

     SECTION 8.14. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities Certificates shall be taken as the statements of the Trust and the Depositor, and the Trustees do not
assume any responsibility for their correctness. The Trustees make no representations as to the title to, or value or condition of, the property of the Trust or any part thereof, nor as to the validity or sufficiency of this
Trust Agreement, the Notes or the Trust Securities. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the
Notes.

     SECTION 8.15. Property Trustee May File Proofs of Claim.

     (a) In case of any Bankruptcy Event (or event that with the passage of time would become a Bankruptcy Event) relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of any
     Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and

                                       51

     advances of the Property Trustee, its agents and counsel) and of the
     Holders allowed in such judicial proceeding; and

          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each
Holder to make such payments to the Property Trustee and, in the event the
Property Trustee shall consent to the making of such payments directly to the
Holders, to pay to the Property Trustee first any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property
Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     (b) Nothing herein contained shall be deemed to authorize the Property
Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the
Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 8.16. Reports to the Property Trustee.

     (a) The Depositor and the Administrative Trustees shall deliver to the
Property Trustee, not later than forty five (45) days after the end of each of the first three fiscal quarters of the Depositor and not later than ninety (90)
days after the end of each fiscal year of the Trust ending after the date of this Trust Agreement, an Officers' Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the
Depositor and the Trust are in default in the performance or observance of any of the terms, provisions and conditions of this Trust Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the
Depositor or the Trust shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

     (b) The Depositor shall cause NorthStar Realty Finance Corp., the general partner of the Depositor, to furnish (i) to the Property Trustee; (ii) Cohen
Bros. & Company, 450 Park, 23rd Floor, New York, NY 10022 or such other address as designated by Cohen Bros. & Company); and (iii) any Owner of the Preferred
Securities reasonably identified to the Depositor and the Trust (which identification may be made either by such Owner or by Cohen Bros. & Company) a duly completed and executed certificate substantively and substantially in the form attached hereto as Exhibit G, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Depositor not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Depositor and not later than ninety-five (95) days after the end of each fiscal year of the
Depositor.

     The Property Trustee shall obtain all reports, certificate and information, which it is entitled to obtain under each of the Operative Documents.

                                       52

                                  ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

     SECTION 9.1. Dissolution Upon Expiration Date.

     Unless earlier dissolved, the Trust shall automatically dissolve on June
30, 2040 (the "Expiration Date"), and the Trust Property shall be liquidated in accordance with Section 9.4.

     SECTION 9.2. Early Termination.

     The first to occur of any of the following events is an "Early Termination
Event", upon the occurrence of which the Trust shall be dissolved:

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall have transferred the
     Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

          (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Trust and, after satisfaction of any liabilities of the Trust as required by applicable law, to distribute the Notes to Holders in exchange for the Preferred Securities
     (which direction is optional and wholly within the discretion of the Holder of the Common Securities);

          (c) the redemption of all of the Preferred Securities in connection with the payment at maturity or redemption of all the Notes; and

          (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     SECTION 9.3. Termination.

     The respective obligations and responsibilities of the Trustees and the
Trust shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2;
(b) the satisfaction of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the
Holders.

     SECTION 9.4. Liquidation.

     (a) If an Early Termination Event specified in Section 9.2(a), (b) or (d)
occurs or upon the Expiration Date, the Trust shall be liquidated by the
Property Trustee as expeditiously as the Property Trustee shall determine to be possible by distributing, after satisfaction of liabilities to creditors of the
Trust as provided by applicable law, to each Holder a Like Amount

                                       53

of Notes, subject to Section 9.4(d). Notice of liquidation shall be given by the
Property Trustee not less than thirty (30) nor more than sixty (60) days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

          (i) state the Liquidation Date;

          (ii) state that from and after the Liquidation Date, the Trust
     Securities will no longer be deemed to be Outstanding and (subject to
     Section 9.4(d)) any Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Notes; and

          (iii) provide such information with respect to the mechanics by which
     Holders may exchange Securities Certificates for Notes, or if Section
     9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Notes to Holders, the Property
Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution
(which shall not be more than forty five (45) days prior to the Liquidation Date nor prior to the date on which notice of such liquidation is given to the
Holders) and establish such procedures as it shall deem appropriate to effect the distribution of Notes in exchange for the Outstanding Securities
Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation
Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii)
certificates representing a Like Amount of Notes will be issued to Holders of
Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the
Notes listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization on which the
Preferred Securities are then listed, if any, (iv) Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Notes bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Securities Certificates with respect to such Notes) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Notes upon surrender of
Securities Certificates.

     (d) Notwithstanding the other provisions of this Section 9.4, if distribution of the Notes in the manner provided herein is determined by the
Property Trustee not to be permitted or practical, the Trust Property shall be liquidated, and the Trust shall be wound up by the Property Trustee in such manner as the Property Trustee determines. In such event, Holders will be entitled to receive out of the assets of the Trust available for distribution to
Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up the
Liquidation Distribution can be paid only in part because the Trust has

                                       54

insufficient assets available to pay in full the aggregate Liquidation
Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding up pro rata (based upon Liquidation Amounts) with Holders of all Trust Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

     SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of
Trust.

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person except pursuant to this Article IX.
At the request of the Holders of the Common Securities, without the consent of the Holders of the Preferred Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

          (a) such successor entity either (i) expressly assumes all of the obligations of the Trust under this Trust Agreement with respect to the
     Preferred Securities or (ii) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities
     (such other Securities, the "Successor Securities") so long as the
     Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

          (b) a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee is appointed to hold the
     Notes;

          (c) if the Preferred Securities or the Notes are rated, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities or the Notes (including any
     Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Preferred
     Securities or the Notes;

          (d) the Preferred Securities are listed, or any Successor Securities will be listed upon notice of issuance, on any national securities exchange or interdealer quotation system on which the Preferred Securities are then listed, if any;

          (e) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any
     Successor Securities) in any material respect;

          (f) such successor entity has a purpose substantially identical to that of the Trust;

          (g) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of
     Counsel to the

                                       55

     effect that (i) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities
     (including any Successor Securities) in any material respect; (ii)
     following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the
     Investment Company Act and (iii) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the successor entity) will continue to be classified as a grantor trust for
     U.S. federal income tax purposes; and

          (h) the Depositor or its permitted transferee owns all of the common securities of such successor entity.

Notwithstanding the foregoing, the Trust shall not, except with the consent of
Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other entity to consolidate, amalgamate, merge with or into, or replace, the Trust if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or cause the Notes to be treated as other than indebtedness of the Depositor for United States federal income tax purposes.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Limitation of Rights of Holders.

     Except as set forth in Section 9.2, the death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust
Agreement, nor annul, dissolve or terminate the Trust nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     SECTION 10.2. Agreed Tax Treatment of Trust and Trust Securities.

     The parties hereto and, by its acceptance or acquisition of a Trust
Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Trust Security intend and agree to treat the Trust as a grantor trust for United States federal, state and local tax purposes, and to treat the Trust Securities (including all payments and proceeds with respect to such Trust Securities) as undivided beneficial ownership interests in the Trust Property (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes and to treat the Notes as indebtedness of the Depositor for United States federal, state and local tax purposes. The provisions of this Trust Agreement shall be interpreted to further this intention and agreement of the parties.

                                       56

     SECTION 10.3. Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property
Trustee, the Administrative Trustees and the Holder of all the Common
Securities, without the consent of any Holder of the Preferred Securities, (i)
to cure any ambiguity, correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this
Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this
Trust Agreement to such extent as shall be necessary to ensure that the Trust will neither be taxable as a corporation nor be classified as other than a grantor trust for United States federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Notes are treated as indebtedness of the Depositor for United States federal income tax purposes, or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to add to the covenants, restrictions or obligations of the Depositor; provided, that in the case of clauses (i), (ii) or (iii), such action shall not adversely affect in any material respect the interests of any Holder.

     (b) Except as provided in Section 10.3(c), any provision of this Trust
Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holder of all of the Common Securities and with (i) the consent of
Holders of at least a Majority in Liquidation Amount of the Preferred Securities
and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or affect the treatment of the Notes as indebtedness of the Depositor for United States federal income tax purposes or affect the
Trust's exemption from status (or from any requirement to register) as an
"investment company" under the Investment Company Act.

     (c) Notwithstanding any other provision of this Trust Agreement, without the consent of each Holder, this Trust Agreement may not be amended to (i)
change the accrual rate, amount, currency or timing of any Distribution on or the redemption price of the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date, (ii) restrict or impair the right of a Holder to institute suit for the enforcement of any such payment on or after such date, (iii) reduce the percentage of aggregate Liquidation Amount of
Outstanding Preferred Securities, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver of compliance with any provision of this Trust Agreement or of defaults hereunder and their consequences provided for in this Trust Agreement; (iv)
impair or adversely affect the rights and interests of the Holders in the Trust
Property, or permit the creation of any Lien on any portion of the Trust
Property; or (v) modify the definition of "Outstanding," this Section 10.3(c),
Sections 4.1, 4.2, 4.3, 6.10(e) or Article IX.

     (d) Notwithstanding any other provision of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Trust to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes or that would cause the Notes to fail or cease to be treated as indebtedness

                                       57

of the Depositor for United States federal income tax purposes or that would cause the Trust to fail or cease to qualify for the exemption from status (or from any requirement to register) as an "investment company" under the
Investment Company Act.

     (e) If any amendment to this Trust Agreement is made, the Administrative
Trustees or the Property Trustee shall promptly provide to the Depositor and the
Note Trustee a copy of such amendment.

     (f) No Trustee shall be required to enter into any amendment to this Trust
Agreement that affects its own rights, duties or immunities under this Trust
Agreement. The Trustees shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and all conditions precedent herein provided for relating to such action have been met.

     (g) No amendment or modification to this Trust Agreement that adversely affects in any material respect the rights, duties, liabilities, indemnities or immunities of the Delaware Trustee hereunder shall be permitted without the prior written consent of the Delaware Trustee.

     SECTION 10.4. Separability.

     If any provision in this Trust Agreement or in the Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     SECTION 10.5. Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS,
THE TRUST, THE DEPOSITOR AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT
AND THE TRUST SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS
OF LAWS PROVISIONS.

     SECTION 10.6. Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust and any Trustee, including any successor by operation of law. Except in connection with a transaction involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     SECTION 10.7. Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement

                                       58

     SECTION 10.8. Reports, Notices and Demands.

     (a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing delivered in person, or by reputable, overnight courier, by telecopy or by deposit thereof, first-class postage prepaid, in the United States mail, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the
Holder of all the Common Securities or the Depositor, to NorthStar Realty
Finance Limited Partnership, 527 Madison Avenue, New York, NY 10022, Attention:
Richard J. McCready, or to such other address as may be specified in a written notice by the Holder of all the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such report, notice, demand or other communication to or upon a Holder or the Depositor shall be deemed to have been given when received in person, within one (1) Business Day following delivery by overnight courier, when telecopied with receipt confirmed, or within three (3)
Business Days following delivery by mail, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     (b) Any notice, demand or other communication that by any provision of this
Trust Agreement is required or permitted to be given or served to or upon the
Property Trustee, the Delaware Trustee, the Administrative Trustees or the Trust
shall be given in writing by deposit thereof, first-class postage prepaid, in the U.S. mail, personal delivery or facsimile transmission, addressed to such
Person as follows: (i) with respect to the Property Trustee to JPMorgan Chase
Bank, National Association, 600 Travis, 50th Floor, Houston, Texas 77002,
Attention: Institutional Trust Services-- NorthStar Realty Finance Trust II,
facsimile no. (713) 216-2101, (ii) with respect to the Delaware Trustee, to
Chase Bank USA, National Association, c/o JPMorgan Chase Bank, National
Association, 500 Stanton Christiana Road, Building 4 (3rd Floor), Newark,
Delaware 19713, Attention: Institutional Trust Services-- NorthStar Realty
Finance Trust II, facsimile no. (302) 552-6280; (iii) with respect to the
Administrative Trustees, to them at the address above for notices to the
Depositor, marked "Attention: Administrative Trustees of NorthStar Realty
Finance Trust II", and (iv) with respect to the Trust, to its principal executive office specified in Section 2.2, with a copy to the Property Trustee.
Such notice, demand or other communication to or upon the Trust, the Property
Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property
Trustee or the Administrative Trustees.

     SECTION 10.9. Agreement Not to Petition.

     Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Law or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.9, the Property
Trustee agrees, for the benefit of Holders, that at the expense of the
Depositor, it shall file an answer with the applicable bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the

                                       59

defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert.

     SECTION 10.10. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       60

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and
Restated Trust Agreement as of the day and year first above written.

                                          NORTHSTAR REALTY FINANCE LIMITED
                                          PARTNERSHIP,

                                          as Depositor

                                          By: NorthStar Realty Finance Corp., as
                                              General Partner

                                          By: /s/ Mark E. Chertok
                                              ----------------------------------
                                              Name: Mark E. Chertok
                                              Title: Chief Financial Officer and
                                              Treasurer

JPMORGAN CHASE BANK, NATIONAL             CHASE BANK USA, NATIONAL ASSOCIATION,
ASSOCIATION, not in its individual        as Delaware Trustee
capacity but solely as Property Trustee

By: /s/ Marie D. Calzado                 By: /s/ Sarika M. Sheth
    -----------------------------------      -----------------------------------
    Name:  Marie D. Calzado                  Name:  Sarika M. Sheth
    Title: Vice President                    Title: Trust Officer

/s/ David T. Hamamoto
---------------------------------------   --------------------------------------
   David T. Hamamoto, as Administrative      Mark E. Chertok, as Administrative
Trustee                                   Trustee

/s/ Richard J. McCready, as
---------------------------------------
   Richard J. McCready, as
Administrative Trustee

                                                                       Exhibit A

                              CERTIFICATE OF TRUST

                                       OF

                        NORTHSTAR REALTY FINANCE TRUST II

     This Certificate of Trust of NorthStar Realty Finance Trust II (the
"Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory
Trust Act (12 Del. C. Section3801 et seq.) (the "Act").

     1. Name. The name of the statutory trust formed by this Certificate of
Trust is: NorthStar Realty Finance Trust II.

     2. Delaware Trustee. The name and business address of the trustee of the
Trust with its principal place of business in the State of Delaware are Chase
Bank USA, National Association c/o JPMorgan Chase Bank, National Association,
500 Stanton Christiana Road, Building 4 (3rd Floor), Newark, Delaware 19713,
Attention: Institutional Trust Services.

     3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act.

                                    CHASE BANK USA, NATIONAL ASSOCIATION, not in
                                    its individual capacity, but solely as
                                    Delaware Trustee

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                       A-1

                                                                       Exhibit B

                     [FORM OF COMMON SECURITIES CERTIFICATE]

             THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE
       SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR
          ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED,
          SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN
              EXEMPTION FROM REGISTRATION. THIS CERTIFICATE IS NOT
            TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND
                       SECTION 5.11 OF THE TRUST AGREEMENT

CERTIFICATE NUMBER                                   NUMBER OF COMMON SECURITIES

   C-1                                                                       780

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                        NORTHSTAR REALTY FINANCE TRUST II

                         FLOATING RATE COMMON SECURITIES

                 (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

NorthStar Realty Finance Trust II, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that NorthStar Realty
Finance Limited Partnership, a Delaware limited partnership (the "Holder") is the registered owner of Seven Hundred Eighty (780) common securities of the
Trust representing undivided common beneficial interests in the assets of the
Trust and designated the NorthStar Realty Finance Trust II Floating Rate Common
Securities (liquidation amount $1,000 per Common Security) (the "Common
Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the
Amended and Restated Trust Agreement of the Trust, dated as of May 25, 2005 as the same may be amended from time to time (the "Trust Agreement"), among
NorthStar Realty Finance Limited Partnership, as Depositor, JPMorgan Chase Bank,
National Association, as Property Trustee, Chase Bank USA, National Association,
as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the
Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

                                       B-1

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Terms used but not defined herein have the meanings set forth in the Trust
Agreement.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this __ day of _______________, 200__.

                                          NORTHSTAR REALTY FINANCE TRUST II

                                          By:
                                              ----------------------------------
                                              _____________, as Administrative
                                              Trustee

                                       B-2

                                                                       Exhibit C

                   [FORM OF PREFERRED SECURITIES CERTIFICATE]

"[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS PREFERRED SECURITY IS A
GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED
TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A
NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES
REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE
LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS
PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE
BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF
DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC TO NORTHSTAR REALTY FINANCE TRUST II OR ITS AGENT FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED
IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH
OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED
IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), AND SUCH PREFERRED SECURITIES OR ANY INTEREST
THEREIN MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY
PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED
SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF
THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES
FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH PREFERRED
SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE
TRUST, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED
INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL
"ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS
OWN ACCOUNT, OR FOR THE ACCOUNT OF AN "ACCREDITED INVESTOR," FOR INVESTMENT
PURPOSES AND NOT WITH A VIEW TO, OR FOR

                                       C-1

OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE
SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, IN EACH
CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE
UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF (III) OR
(V), SUBJECT TO THE RIGHT OF THE TRUST AND THE DEPOSITOR TO REQUIRE AN OPINION
OF COUNSEL AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER
WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE
RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS
HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST
EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES, OR ANY
INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN
$100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID
AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY
SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED
SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF
PRINCIPAL OF OR INTEREST ON SUCH PREFERRED SECURITIES, OR ANY INTEREST THEREIN,
AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN
SUCH PREFERRED SECURITIES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF
OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE
BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO
TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN
ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON
INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY
OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR
ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND
HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF
SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS
APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT
PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE
BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY
AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE
CORPORATION (THE "FDIC").

                                       C-2

CERTIFICATE NUMBER                                  AGGREGATE LIQUIDATION AMOUNT
                                                            PREFERRED SECURITIES
P-______                                                   $____________________

                                   ----------

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                        NORTHSTAR REALTY FINANCE TRUST II

                       FLOATING RATE PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

NorthStar Realty Finance Trust II, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _____________, a
_________ (the "Holder") is the registered owner of [___________ (______)]
Preferred Securities [if the Preferred Security is a Global Security, then insert - or such other number of Preferred Securities represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Trust Agreement (as defined below)] of the Trust representing an undivided preferred beneficial interest in the assets of the
Trust and designated the NorthStar Realty Finance Trust II Floating Rate
Preferred Securities, (liquidation amount $1,000 per Preferred Security) (the
"Preferred Securities"). Subject to the terms of the Trust Agreement (as defined below), the Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.7 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the
Preferred Securities are set forth in, and this certificate and the Preferred
Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the
Trust, dated as of May 25, 2005, as the same may be amended from time to time
(the "Trust Agreement"), among NorthStar Realty Finance Limited Partnership, as
Depositor, JPMorgan Chase Bank, National Association, as Property Trustee, Chase
Bank USA, National Association, as Delaware Trustee, the Administrative Trustees
named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Property Trustee at its Corporate Trust Office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                                       C-3

This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

All capitalized terms used but not defined in this Preferred Securities
Certificate are used with the meanings specified in the Trust Agreement, including the Schedules and Exhibits thereto.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this __ day of __________, 2005.

                                      NORTHSTAR REALTY FINANCE TRUST II

                                      By:
                                          --------------------------------------
                                          Name:
                                          Administrative Trustee

     This is one of the Preferred Securities referred to in the within-mentioned
Trust Agreement.

Dated:

                                      JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                      not in its individual capacity, but solely
                                      as Property Trustee

                                      By:
                                          --------------------------------------
                                          Authorized signatory

                                       C-4

                          [FORM OF REVERSE OF SECURITY]

     The Trust promises to pay Distributions from May 25, 2005, or from the most recent Distribution Date to which Distributions have been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 30,
June 30, September 30 and December 30 of each year, commencing on September 30,
2005, at a fixed rate equal to 7.74% per annum through the interest payment date in June 2015 and thereafter at a variable rate equal to LIBOR plus 3.25% per annum of the Liquidation Amount of the Preferred Securities represented by this
Preferred Securities Certificate, together with any Additional Interest Amounts, in respect to such period.

     Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment
Account for the payment of such Distributions.

     In the event (and to the extent) that the Depositor exercises its right under the Indenture to defer the payment of interest on the Notes, Distributions on the Preferred Securities shall be deferred.

     Under the Indenture, so long as no Note Event of Default has occurred and is continuing, after October 12, 2006, the Depositor shall have the right, at any time and from time to time during the term of the Notes, to defer the payment of interest on the Notes for a period of up to six (6) consecutive quarterly interest payment periods (such right to defer, the "Extension Right"
and each such extended interest payment period, an "Extension Period"), during which Extension Period(s), no interest shall be due and payable (except any
Additional Tax Sums that may be due and payable); provided, that, the Depositor shall not be entitled to exercise its Extension Right so that it would be able to defer the payment of interest on the Notes for more than six (6) quarterly interest payment periods; provided, further, that, after the expiration of any
Extension Period, the Depositor may not exercise its Extension Right to begin any subsequent Extension Period until it pays all interest then accrued and unpaid on the Notes, together with such Additional Interest prior to beginning such subsequent Extension Period. No interest on the Notes shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent payment of such interest would be legally enforceable) at a fixed rate equal to 7.74% per annum through the interest payment date in June 2015 and thereafter at a variable rate equal to LIBOR plus 3.25% per annum compounded quarterly, from the dates on which amounts would have otherwise been due and payable until paid or until funds for the payment thereof have been made available for payment. If
Distributions are deferred, the deferred Distributions (including Additional
Interest Amounts) shall be paid on the date that the related Extension Period terminates to Holders (as defined in the Trust Agreement) of the Trust
Securities as they appear on the books and records of the Trust on the record date immediately preceding such termination date.

     Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such Distributions in the Payment Account of the
Trust. The Trust's funds available for Distribution

                                       C-5

to the Holders of the Preferred Securities will be limited to payments received from the Depositor.

     During any Extension Period or Event of Default, the Depositor shall not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Depositor's capital stock or (ii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the
Depositor that rank pari passu in all respects with or junior in interest to the
Notes (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Depositor in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan or (3) the issuance of capital stock of the Depositor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or Event of Default, (b) as a result of an exchange or conversion of any class or series of the Depositor's capital stock
(or any capital stock of a Subsidiary (as defined in the Indenture) of the
Depositor) for any class or series of the Depositor's capital stock or of any class or series of the Depositor's indebtedness for any class or series of the
Depositor's capital stock, (c) the purchase of fractional interests in shares of the Depositor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan (as defined in the
Indenture), the issuance of rights, stock or other property under any Rights
Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

     On each Note Redemption Date, on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on
(or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.
Under the Indenture, the Notes may be redeemed by the Depositor on any Interest
Payment Date, at the Depositor's option, on or after June 30, 2010 in whole or in part from time to time at the Optional Note Redemption Price of the principal amount thereof or the redeemed portion thereof, as applicable, together, in the case of any such redemption, with accrued interest, including any Additional
Interest, to but excluding the date fixed for redemption. The Notes may also be redeemed by the Depositor, at its option, at any time, in whole but not in part, upon the occurrence of an Investment Company Event or a Tax Event at the Special
Note Redemption Price; provided, that such Investment Company Event or a Tax
Event is continuing on the Redemption Date.

     The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the Trust Securities (or portion thereof) shall be made and the Redemption Price shall be payable on each
Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

                                       C-6

     Payments of Distributions (including any Additional Interest Amounts), the
Redemption Price, Liquidation Amount or any other amounts in respect of the
Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the
Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. If any Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds.

     The indebtedness evidenced by the Notes is, to the extent provided in the
Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto.

                                       C-7

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred
Securities Certificate to:

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the
Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature:
           ---------------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this
                            Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution
(banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to
S.E.C. Rule 17Ad-15.

                                       C-8

                                                                       Exhibit D

                          JUNIOR SUBORDINATED INDENTURE

                                    See tab#4

                                       D-1

                                                                       Exhibit E

                         FORM OF TRANSFEREE CERTIFICATE
                          TO BE EXECUTED BY TRANSFEREES

                                                                __________, [__]

JPMorgan Chase Bank, National Association
600 Travis, 50th Floor
Houston, Texas 77002
Attention: Institutional Trust Services

NorthStar Realty Finance Limited Partnership
NorthStar Realty Finance Trust II
527 Madison Avenue
New York, NY 10022

          Re: Purchase of $____________ stated liquidation amount of Floating
              Rate Preferred Securities (the "Preferred Securities") of
              NorthStar Realty Finance Trust II

Ladies and Gentlemen:

          In connection with our purchase of the Preferred Securities we confirm that:

          1. We understand that the Floating Rate Preferred Securities (the
"Preferred Securities") of NorthStar Realty Finance Trust II (the "Trust") and
the Floating Rate Junior Subordinated Notes due 2035 (the "Subordinated Notes")
of NorthStar Realty Finance Limited Partnership (the "Company") (the entire amount of the Trust's outstanding Preferred Securities and the Subordinated
Notes together being referred to herein as the "Offered Securities"), have not been registered under the Securities Act of 1933, as amended (the "Securities
Act"), and may not be offered or sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Offered Securities that, if we decide to offer, sell or otherwise transfer any such Offered Securities, (i) such offer, sale or transfer will be made only (a) to the Trust, (b) to a person we reasonably believe is a "qualified purchaser" (a "QP") (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended). We understand that the certificates for any Offered Security that we receive will bear a legend substantially to the effect of the foregoing.

          2. We are a "qualified purchaser" within the meaning of Section
2(a)(51) of the Investment Company Act of 1940, as amended, and are purchasing for our own account or for the account of such a "qualified purchaser," and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Offered
Securities, and we and any account for which we are acting are each able to bear the economic risks of our or its investment.

          3. We are acquiring the Offered Securities purchased by us for our own account (or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a

                                       E-1

view to any distribution of the Offered Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

          4. In the event that we purchase any Preferred Securities or any
Subordinated Notes, we will acquire such Preferred Securities having an aggregate stated liquidation amount of not less than $100,000 or such
Subordinated Notes having an aggregate principal amount not less than $100,000, for our own account and for each separate account for which we are acting.

          5. We acknowledge that we are not a fiduciary of (i) an employee benefit, individual retirement account or other plan or arrangement subject to
Title I of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the
"Code") (each a "Plan"); or (ii) an entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity, and are not purchasing any of the Offered Securities on behalf of or with "plan assets" by reason of any Plan's investment in the entity.

          6. We acknowledge that the Trust and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by our purchase of any of the Offered Securities are no longer accurate, we shall promptly notify the Company. If we are acquiring any Offered Securities as a fiduciary or agent for one or more investor accounts, we represent that we have sole discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreement on behalf of each such investor account.

                                      (Name of Purchaser)

                                      By:
                                          --------------------------------------
                                      Date:
                                            ------------------------------------

          Upon transfer, the Preferred Securities (having a stated liquidation amount of $_____________) would be registered in the name of the new beneficial owner as follows.

Name:

Address: _____________________________

Taxpayer ID Number: __________________

                                       E-2

                                                                       Exhibit F

                         OFFICER'S FINANCIAL CERTIFICATE

     The undersigned, the [Chairman/Vice Chairman/Chief Executive
Officer/President/Vice President/Chief Financial Officer/Treasurer/Assistant
Treasurer], hereby certifies pursuant to Section 8.16(b) of the Amended and
Restated Trust Agreement, dated as of May 25, 2005 (the "Trust Agreement"), among NorthStar Realty Finance Limited Partnership, JPMorgan Chase Bank,
National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein, that, as of
[date], [20__], NorthStar Realty Finance Corp. (the "Company") had the following consolidated ratios and balances and, if applicable, its unconsolidated subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20__



                                                                                     The Company and
                                                                                       Consolidated
                                                                   The Company and    Subsidiaries &
                                                                     Consolidated     Unconsolidated
                                                                     Subsidiaries      Subsidiaries
                                                                   ---------------   ---------------

Senior secured indebtedness for borrowed money ("Debt")                 $_____            $_____
Senior unsecured Debt                                                   $_____            $_____
Subordinated Debt                                                       $_____            $_____
Total Debt                                                              $_____            $_____
Ratio of (x) senior secured and unsecured Debt to (y) total Debt         _____%            _____%


[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20___].]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the
Company and its consolidated subsidiaries for the fiscal quarter ended [date],
20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the
[QUARTER] [ANNUAL] period ended [DATE], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

                                       F-1

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial
Certificate as of this _____ day of _____________, 20__.

                                      NORTHSTAR REALTY FINANCE CORP.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       F-2

                                                                      Schedule A

                             DETERMINATION OF LIBOR

     With respect to the Trust Securities, the London interbank offered rate
("LIBOR") shall be determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest .000001%):

     (1) On the second LIBOR Business Day (as defined below) prior to a
Distribution Date (except with respect to the first interest payment period, such date shall be May 23, 2005) (each such day, a "LIBOR Determination Date"),
LIBOR for any given security shall for the following interest payment period equal the rate, as obtained by the Calculation Agent from Bloomberg Financial
Markets Commodities News, for three-month Eurodollar deposits that appears on
Dow Jones Telerate Page 3750 (as defined in the International Swaps and
Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange
Definitions), or such other page as may replace such Page 3750, as of 11:00 a.m.
(London time) on such LIBOR Determination Date.

     (2) If, on any LIBOR Determination Date, such rate does not appear on Dow
Jones Telerate Page 3750 or such other page as may replace such Page 3750, the
Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for three-month Eurodollar deposits in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination
Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination
Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for three-month Eurodollar deposits in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, that if the
Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

     (3) As used herein: "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent; and "LIBOR Business Day"
means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.